Exhibit 99.1

Tronox Schedules First-Quarter Earnings
Conference Call, Webcast

Oklahoma City, April 20, 2006 - Tronox Incorporated (NYSE: TRX, TRX.B) will hold a conference call on May 3 at 11 a.m. EDT to discuss its first-quarter 2006 financial and operating results and expectations for the future. The call will follow the release of Tronox’s first-quarter earnings on May 3 at 7 a.m. EDT.
Interested parties may listen to the call via Tronox’s website at www.tronox.com or by calling 1-866-356-3093 in the United States, or 1-617-597-5381 outside the United States. The code for both dial-in numbers will be #49753865. A replay of the call will be available for 48 hours at 1-888-286-8010 in the United States or 1-617-801-6888 outside the United States. The code for the replay will be #98340009. The webcast will be archived for 30 days on the company’s website.
Information on earnings also will be available on the company’s website homepage at www.tronox.com.
Headquartered in Oklahoma City, Tronox is the world’s third-largest producer and marketer of titanium dioxide pigment, with an annual production capacity of 624,000 tonnes. Titanium dioxide is an inorganic white pigment used in paint, coatings, plastics, paper and many other everyday products. The company’s five pigment plants, which are located in the United States, Australia, Germany and the Netherlands, supply high-performance products to more than 1,100 customers in approximately 100 countries. In addition, Tronox produces electrolytic products, including sodium chlorate, electrolytic manganese dioxide, boron trichloride, elemental boron and lithium manganese oxide.

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Media contact:	Debbie Schramm
Direct: 405-775-5177
Cell: 405-830-6937
debbie.schramm@tronox.com

Investor contact:	Robert Gibney
Direct: 405-775-5105
robert.gibney@tronox.com

06-13